EXHIBIT 23.2
                                                                    ------------

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


            We consent to the incorporation by reference in this Registration Statement of GMX Resources Inc. on Form S-3 of our report dated February 18, 2005, appearing in the annual report on Form 10-KSB of GMX Resources Inc., for the year ended December 31, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Smith, Carney & Co., p.c.
---------------------------------
Smith, Carney & Co., p.c.

Oklahoma City, Oklahoma
August 5, 2005